UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 29, 2025

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

56B 5th Street, Lot 1, #AT

Carmel by the Sea, CA 93921

(Address of principal executive offices)

(866) 477-4729

(Registrant’s telephone number, including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On October 29, 2025, Innovative Payment Solutions, Inc. (“IPSI” or the “Company”) entered into a Limited Liability Company Operating Agreement (the “Agreement”) with Brant Point Solutions, LLC (“BP”) to form a new Delaware limited liability company known as Jetties Partners, LLC (d/b/a IPSIPAY) (the “Joint Venture”).

The purpose of the Joint Venture is to develop, market, distribute, and operate real-time financial technology merchant processing payment solutions branded as IPSIPay or PayzliPlus, initially targeting gaming, sportsbook, and casino entertainment markets.

The Agreement outlines the parties’ respective contributions, governance structure, management rights, and other material terms relating to the operation of the Joint Venture. The Company believes that this collaboration will expand its reach within the real-time payments and gaming merchant processing industries through the integration of complementary technologies and market relationships.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Limited Liability Company Operating Agreement of Jetties Partners, LLC, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Limited Liability Company Operating Agreement of Jetties Partners, LLC (d/b/a IPSIPAY), dated October 2025, by and between Innovative Payment Solutions, Inc. and Brant Point Solutions, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.

By: /s/ William D. Corbett
Name:  William D. Corbett
Title:  Chief Executive Officer
Date:  November 3, 2025